EXHIBIT 5.1

                     [DAVIS GRAHAM & STUBBS, LLP LETTERHEAD]

                                December 30, 2002


Ultimate Electronics, Inc.
321 W. 84th Street, Suite A
Thornton, Colorado  80260

      RE:   SALE OF 1,974,834 SHARES OF COMMON STOCK
            PURSUANT TO REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

      We have acted as counsel to Ultimate Electronics, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about December 30, 2002. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of 1,750,000 shares of the Company's common stock, $.01 par value per share ("Common Stock"), reserved for issuance under the Company's Amended and Restated 2000 Equity Incentive Plan (the "Plan"), and 224,834 shares of Common Stock reserved for issuance under the Company's Amended and Restated Employee Stock Purchase Plan (the "ESPP"). The Plan shares and the ESPP shares are collectively referred to as the "Shares."

      In connection with this opinion, we have examined such records, documents, certificates and other instruments as in our judgement are necessary or appropriate to form the basis for the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

      Based upon and subject to the foregoing, we are of the opinion that the Shares are duly and validly authorized and when sold as contemplated by the Plan or the ESPP, as the case may be, will be legally issued, fully paid and non-assessable shares of Common Stock.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules of the Securities and Exchange Commission.

                              Very truly yours,

                              /S/ DAVIS GRAHAM & STUBBS LLP

                              DAVIS GRAHAM & STUBBS LLP